UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 27, 2004
                Date of report (Date of earliest event reported)

                          TOOTSIE ROLL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its charter)

                            ------------------------

            VIRGINIA                   001-01361               22-1318955
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                    Identification No.)

                7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629
               (Address of Principal Executive Offices) (Zip Code)

                                  773-838-3400
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Tootsie Roll Industries, Inc., a Virginia corporation ("Tootsie Roll"), filed a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") on September 2, 2004, relating to the asset purchase by and among Tootsie Roll and its affiliates and Concord Confections Inc. ("Concord") of Toronto, Canada and its affiliates (collectively, "CCI"), that occurred on August 30, 2004. The affiliates of Concord Confections, Inc. comprise (i) Concord Confections, Inc., the previous principal manufacturing and operating company, (ii) Terra Rouge Estates Inc., the previous owners of the land and real estate, (iii) Alpharetta Confections, Inc., the previous US sales and distribution company, and (iv) the 50% equity interest in the shares of Fleer Espanola, S.A. and Dr. Torrents, S.A., a Spanish operation. The purpose of this Current Report on Form 8-K/A (Amendment No. 1) is to amend the Current Report on Form 8-K filed on September 2, 2004 to include the financial statements and pro forma financial information required by Item 9.01.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.


     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The unaudited combined financial statements of CCI for the period ended June 27, 2004, and the audited combined financial statements for the year ended December 31, 2003 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.


     (b)  PRO FORMA FINANCIAL INFORMATION.

The unaudited pro forma financial information of CCI on a condensed combined basis is set forth below following the signature page hereof.

     (c)  THE FOLLOWING EXHIBITS ARE INCLUDED WITH THIS REPORT:

Exhibit 2.1 Purchase Agreement dated August 11, 2004 among the Company, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 2.2 First Amendment to Purchase Agreement dated August 27, 2004 among the Company, certain of the Company's affiliates, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 10.1 Loan Agreement dated August 27, 2004 between the Company and Bank of America, N.A. *

Exhibit 99.1 The unaudited combined financial statements of CCI for the period ended June 27, 2004, and the audited combined financial statements for the year ended December 31, 2003 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

* Previously filed

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


November 10, 2004                           TOOTSIE ROLL INDUSTRIES, INC.

                                            By: /s/ G. Howard Ember, Jr.
                                               ---------------------------------
                                                    G. Howard Ember, Jr.
                                                    Vice President/Finance and
                                                    Chief Financial Officer

                UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
               INFORMATION (ALL AMOUNTS IN THOUSANDS OF US$ EXCEPT
                   FOR EXCHANGE RATES AND EARNINGS PER SHARE)

The following unaudited pro forma condensed combined statement of financial position as of July 3, 2004, and the unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2003 and six months ended July 3, 2004 are based on the historical financial statements of Tootsie Roll and Concord Confections, Inc. and affiliates (CCI). The affiliates of Concord Confections, Inc. comprise (i) Concord Confections, Inc., the previous principal manufacturing and operating company, (ii) Terra Rouge Estates Inc., the previous owners of the land and real estate, (iii) Alpharetta Confections, Inc., the previous US sales and distribution company, and (iv) the 50% equity interest in the shares of Fleer Espanola, S.A. and Dr. Torrents, S.A., a Spanish operation. The unaudited pro forma statement of financial position has been prepared as if the transaction was completed on July 3, 2004. The unaudited pro forma condensed combined statements of earnings are presented as if the transaction had been completed on January 1, 2003. The following unaudited pro forma financial information gives effect to (i) the transaction as a purchase of CCI by Tootsie Roll using the purchase method of accounting, (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information, (iii) the incurrence by Tootsie Roll of debt pursuant to a $154,000 bank term loan and the liquidation by Tootsie Roll of $64,229 of marketable securities and cash equivalents, and (iv) the translation of CCI's historical financial statements from Canadian dollars to US dollars. The average US$/C$ exchange rates used to convert financial information were $0.71 for the year ended December 31, 2003 and $0.75 for the six months ended June 27, 2004. US$/C$ exchange rates used to convert the unaudited pro forma condensed combined statement of financial position as of June 27, 2004 was $0.74.

Pro forma adjustments are necessary to reflect the purchase price and to adjust CCI's net tangible and intangible assets and liabilities to estimated fair values. Pro forma adjustments are also necessary to reflect costs and expenses of financing the purchase, including additional interest expense relating to Tootsie Roll's bank borrowings and decrease in Tootsie Roll's investment income reflecting the sale of marketable securities, changes in depreciation expense resulting from fair value adjustments to net tangible assets, the new capital structure of CCI as a wholly-owned subsidiary of Tootsie Roll, and the income tax effects related to the pro forma adjustments. Certain reclassifications have been made to conform the CCI historical financial information to the pro forma presentation.

CCI's historical consolidated financial statements have been translated from Canadian dollars to US dollars so that such financial information can be combined with Tootsie Roll's financial information for purposes of presenting the unaudited pro forma condensed combined financial information. The CCI financial information was prepared for the six months ended June 27, 2004 compared to the historical Tootsie Roll financial information that was prepared for the six months ended July 3, 2004.

The unaudited pro forma condensed combined adjustments and allocation of purchase price are preliminary and are based on Tootsie Roll management's current estimates of the fair value of the assets acquired and liabilities assumed. Preliminary valuations have been considered in Tootsie Roll management's estimates of the fair values reflected in the unaudited pro forma condensed combined financial information. The final purchase price allocation will be completed after asset and liability valuations are finalized. In addition, the final purchase price could be affected by differences between the determination of the required minimum working capital amount that was to be provided under the terms of the CCI purchase contract. Final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets, including amounts preliminarily allocated to intangible assets with indefinite lives and goodwill, and reported liabilities. Estimates relating to the determination of the lives of the assets acquired may also change which could result in an increase or decrease in depreciation expense. Accordingly, these factors could result in a material change to the unaudited pro forma condensed combined financial information presented herein.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Tootsie Roll Annual Report on Form 10-K for the year ended December 31, 2003 and Tootsie Roll's Form 10-Q for the six months ended July 3, 2004, and the CCI historical financial statements, including the notes, for the aforementioned periods that are included elsewhere in this Form 8-K. The pro forma information is preliminary, is being furnished pursuant to applicable rules of the Securities and Exchange Commission and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect any cost savings or synergies that might be realized, including the anticipated elimination of substantially all of the CCI historical costs and expenses of senior executive compensation and other management expenses which aggregated approximately $12,300 and $2,800 for the year ended December 31, 2003 and six months ended July 3, 2004, respectively.

               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
         FINANCIAL POSITION OF TOOTSIE ROLL AND CCI AS OF JULY 3, 2004
                             (in thousands of U.S.$)

                                    TOOTSIE                       PRO FORMA                COMBINED
                                      ROLL             CCI       ADJUSTMENTS  NOTES        PRO FORMA
                                      ----             ---       -----------  -----        ---------
                                    Note (a)      Notes(a),(b)
ASSETS

Cash and cash equivalents              $  59,750    $     369    $ (14,098)    (e)      $     46,021

Investments                               62,130                   (30,000)    (e)            32,130

Accounts receivable, net                  24,851        9,169                                 34,020

                                                  F-2


                                    TOOTSIE                       PRO FORMA                COMBINED
                                      ROLL             CCI       ADJUSTMENTS  NOTES        PRO FORMA
                                      ----             ---       -----------  -----        ---------
                                    Note (a)      Notes(a),(b)
Other receivables                                         349                                    349

Inventories                               77,558        9,068        1,622     (c)(2)         88,248

Prepaid expenses and other                11,204          917                                 12,121
current assets

Deferred income taxes                        951                                                 951

Due from sellers escrow                                              5,141     (c)(1)          5,141


                                       ---------    ---------    ---------              ------------
Total current assets                     236,444       19,872      (37,335)                  218,981
                                       ---------    ---------    ---------              ------------

Property, plant and equipment            130,680       32,939        8,359     (c)(4)        171,978

Equity investments                                      5,725        4,275     (c)(3)         10,000

Goodwill                                  38,151                    36,936     (c)(6)         75,087

Trademarks                                79,348        5,408      106,992     (c)(5)        191,748

Investments                              126,135                   (20,500)    (e)           105,635

Derivative Instruments                        --        5,407       (5,407)    (h)

Split dollar life insurance               66,043                                              66,043

Other assets                                            2,034                                  2,034

                                       ---------    ---------    ---------              ------------
Total other assets                       309,677       18,574      122,296                   450,547
                                       ---------    ---------    ---------              ------------

Total assets                           $ 676,801    $  71,385    $  93,320                 $ 841,506
                                       =========    =========    =========              ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                       $  11,752    $   6,614                              $  18,366

Dividends Payable                          3,666                                               3,666

Accrued liabilities                       39,076        3,091        1,000     (c)            43,167

Income taxes payable                      18,941          133         (133)    (g)            18,941

                                                      F-3


                                    TOOTSIE                       PRO FORMA                COMBINED
                                      ROLL             CCI       ADJUSTMENTS  NOTES        PRO FORMA
                                      ----             ---       -----------  -----        ---------
                                    Note (a)      Notes(a),(b)
Current portion of long-term
debt                                          --       22,657       13,843     (d)            36,500

                                       ---------    ---------    ---------              ------------
Total current liabilities                 73,435       32,495       14,710                   120,640
                                       ---------    ---------    ---------              ------------

Deferred income taxes                     22,896        3,500       (3,500)    (g)            22,896

Postretirement health care &               9,671                                               9,671
life insurance benefits

Industrial development bonds               7,500                                               7,500

Long-term debt                                          1,534      115,966     (d)           117,500

Deferred compensation & other             27,385                                              27,385
liabilities

                                       ---------    ---------    ---------              ------------
Total non-current liabilities             67,452        5,034      112,466                   184,952
                                       ---------    ---------    ---------              ------------

                                       ---------    ---------    ---------              ------------
Total liabilities                        140,887       37,529      127,176                   305,592
                                       ---------    ---------    ---------              ------------

Common stock and capital in              434,047          200         (200)    (f)           434,047
excess of par value

Retained earnings                        115,512       33,508      (33,508)    (f)           115,512

Accumulated other                        (11,653)         148         (148)    (f)           (11,653)
comprehensive income

Treasury stock                            (1,992)                                             (1,992)

                                       ---------    ---------    ---------              ------------
Total shareholders' equity               535,914       33,856      (33,856)                  535,914
                                       ---------    ---------    ---------              ------------

                                       ---------    ---------    ---------              ------------
Total liabilities &                    $ 676,801    $  71,385    $  93,320                 $ 841,506
shareholders' equity                   =========    =========    =========              ============


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION:
(in thousands of US$)

(a) Certain reclassifications have been made to the historical presentation of the Tootsie Roll and CCI financial information in order to conform to the pro forma condensed combined presentation.

(b) Historical financial results of CCI were prepared using the Canadian dollar as the functional currency. Such historical financial statements are presented in Canadian dollars in accordance with US GAAP. The historical US GAAP statements included elsewhere in this Form 8-K have been translated to US dollars to be consistent with Tootsie Roll's historical financial presentation. Tootsie Roll management has determined that they will consider the functional currency of CCI to be the US dollar subsequent to the acquisition. No adjustment has been included in the unaudited pro forma financial statements as it was not considered practical.

(c) Under the purchase method of accounting, the total adjusted estimated purchase price as shown in the table below has been allocated to CCI's tangible and intangible assets and liabilities based on their estimated fair values as of August 30, 2004, the purchase date. The adjusted purchase price was preliminarily allocated as follows (in thousands of U.S.$):

         Preliminary calculation of adjusted purchase price:
         Cash consideration paid for net assets acquired
         (see Note 7)                                              $218,229
         Estimated direct transactions fees and expenses,
                  and contractual severance                           1,000
         Less-Adjustment to purchase relating to minimum
                  working capital  (see note 1)                      (5,141)
                                                                   ---------
         Total adjusted purchase price                             $214,088
                                                                   ---------


         Preliminary allocation of adjusted purchase price:
         Net working capital based on historical book values       $  9,606
         Inventories (see note 2)                                     1,622
         Investment in joint venture (see note 3)                    10,000
         Property, plant and equipment (see note 4)                  41,298
         Other assets                                                 2,226
         Trademarks (see note 5)                                    112,400
         Goodwill (see note 6)                                       36,936
                                                                   ---------
         Total adjusted purchase price                             $214,088
                                                                   ---------

         (1) The working capital adjustment represents the preliminary estimate of an amount that will be due Tootsie Roll from escrowed funds relating to the amount by which the minimum required working capital, as defined in the purchase agreement, exceeded the actual working capital as of the purchase date.

         (2) Represents the estimated purchase accounting adjustment to capitalize manufacturing profit in finished goods and work-in-process inventories. This adjustment is preliminary and is based on Tootsie Roll management's estimates and preliminary valuations. The actual adjustment may differ and will be based on final valuations.

         (3) Represents the estimated fair value of CCI's 50% interest in the shares of Fleer Espanola S.A., and Dr. Torrents, S.A. This adjustment is preliminary and is based on Tootsie Roll management's estimate. The actual adjustment may differ and will be based on final valuations.

         (4) Reflects the estimated adjustments required to record CCI's property, plant and equipment at its fair value based on a preliminary valuation performed by Tootsie Roll management. The actual adjustment may differ based upon the completion of appraisals currently in process.

         (5) Represents amounts preliminarily allocated to trademarks with indefinite lives. The assumption used in the preliminary valuation is that the identified trademarks and trade names will not be amortized and will have indefinite remaining useful lives based on many factors and considerations, including the existing long-term awareness of the principal trademark, Dubble Bubble, and the assumption of continued use of such trademark and related brands as part of the business strategy of the combined company. These assumptions and adjustments are based on Tootsie Roll management's estimates. The adjustment also includes the elimination of CCI's historical intangible assets of $5,408. The actual adjustment may differ based upon the completion of appraisals currently in process.

         (6) Represents the excess of the adjusted purchase price over the fair values of the net tangible and intangible assets acquired.

         (7) The cash consideration paid includes an amount for the discharge of the total of CCI's long and short-term debt outstanding at the date of acquisition.

(d) Reflects adjustment relating to Tootsie Roll's bank borrowings to finance $154,000 of the purchase price and the elimination of the total amount of CCI's long and short-term debt outstanding at the date of acquisition.

(e) Reflects adjustments relating to Tootsie Roll's sale of marketable securities, primarily tax-free municipal bonds and the use of cash to finance the balance of the purchase price as well as an adjustment to eliminate the $369 CCI historical cash balance not included in the assets purchased.

(f) Represents adjustments to reflect the elimination of the historical equity of CCI.

(g) Represents the adjustment to eliminate CCI's current and deferred income taxes since Tootsie Roll purchased the net assets of CCI and did not assume any tax liabilities under the terms of the purchase agreement.

(h) Represents the elimination of CCI's historical balance of derivative instruments that were not included in the assets purchased by Tootsie Roll.

                                        UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                                        OF TOOTSIE ROLL AND CCI
                                                 FOR THE YEAR ENDED DECEMBER 31, 2003
                                                        (in thousands of U.S.$)

                                         TOOTSIE                               PRO FORMA                          COMBINED
                                          ROLL                CCI             ADJUSTMENTS           NOTES        PRO FORMA
                                          ----                ---             -----------           -----        ---------
                                         Note(a)           Notes (a),(b)
Net sales                             $   392,656         $    74,353                                           $   467,009

Cost of sales                             222,547              47,919         $218                   (c)            270,684

Selling, marketing &                       77,756              28,907                                               106,663
administration expenses

Foreign exchange gains(losses)              -                  17,401                                (f)             17,401

Interest Expense                             (172)             (1,019)             (2,061)           (d)             (3,252)

Investment & other income                   5,766                 543              (1,362)           (e)              4,947
                                      -----------         -----------         ------------                      -----------

Earnings before income taxes          $    97,947         $    14,452         $    (3,641)                      $   108,758

Provision for income taxes                 32,933               4,651                (798)           (g)             36,786
                                      -----------         -----------         ------------                      -----------

Net income                            $    65,014         $     9,801         $    (2,843)                      $    71,972
                                      ===========         ===========         ============                      ===========
Earnings per share                                                                                                $1.39


                                        UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                                        OF TOOTSIE ROLL AND CCI
                                                 FOR THE SIX MONTHS ENDED JULY 3, 2004
                                                        (in thousands of U.S.$)

                                         TOOTSIE                              PRO FORMA                          COMBINED
                                          ROLL                CCI            ADJUSTMENTS          NOTES         PRO FORMA
                                          ----                ---            -----------          -----         ---------
                                        Note (a)          Notes (a), (b)
Net sales                             $   157,203         $    39,245                                         $   196,448

Cost of sales                              87,481              26,118                 109          (c)            113,708

Selling, marketing &                       36,843              11,010                                              47,853
administration expenses

Foreign exchange gains(losses)              -                    (222)                             (f)               (222)

                                                              F-7


                                         TOOTSIE                              PRO FORMA                          COMBINED
                                          ROLL                CCI            ADJUSTMENTS          NOTES         PRO FORMA
                                          ----                ---            -----------          -----         ---------
                                        Note (a)          Notes (a), (b)

Interest Expense                             (172)               (521)             (1,019)         (d)             (1,712)

Investment & other income                   2,468                 533                (681)         (e)              2,320
                                      -----------         -----------         ------------                    -----------

Earnings before income taxes          $    35,175         $     1,907         $    (1,809)                    $    35,273

Provision for income taxes                 11,854                 464                (395)         (g)             11,923
                                      -----------         -----------         ------------                    -----------

Net income                            $    23,321         $     1,443         $    (1,414)                    $    23,350
                                      ===========         ===========         ============                    ===========
Earnings per share                                                                                                $.44


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS: (in thousands of US$)

(a) Certain reclassifications have been made to the historical presentation of Tootsie Roll and CCI financial information in order to conform to the pro forma condensed combined presentation in US dollars.

(b) Historical financial results of CCI were prepared using the Canadian dollar as the functional currency. Such historical financial statements are presented in Canadian dollars in accordance with US GAAP. The historical US GAAP statements included elsewhere in this Form 8-K have been translated to US dollars to be consistent with Tootsie Roll's historical financial presentation. Tootsie Roll management has determined that they will consider the functional currency of CCI to be the US dollar subsequent to the acquisition. No adjustment has been included in the unaudited pro forma financial statements as it was not considered practical.

(c) Represents a pro forma adjustment to reflect incremental depreciation resulting from fair value adjustments to CCI's property, plant and equipment. The amount of this adjustment and the assumptions regarding useful lives are preliminary and based on Tootsie Roll management's estimates as they relate to the underlying fair values and useful lives. The actual adjustment may differ based on final valuations.

(d) Reflects pro forma adjustment for interest expense relating to Tootsie Roll's bank borrowings to finance $154,000 of the purchase price. The debt is subject to a variable interest rate of LIBOR plus .175% to .225% dependent on an applicable margin as defined by the loan agreement. The rate applied in determining the pro forma adjustment is 2.00%. If a rate of 2.125% had been applied, an additional $192 of interest expense would have been reflected in the pro forma adjustment.

(e) Reflects pro forma adjustment for tax-free interest income relating to Tootsie Roll's sale of marketable securities, primarily tax free municipal bonds, to finance $64,229 of the purchase price. The after tax interest rate used to determine the tax-free interest income adjustment is 2.12%.

(f) The pro forma statement of earnings reflects $17,401 of foreign exchange gains for the year ended December 31, 2003. These gains principally comprise the net change in the market value of forward foreign exchange contracts outstanding as of the beginning and end of the indicated periods ($10,159), early settlement of outstanding hedges ($2,708), and net settlement of derivatives on their maturity dates ($4,534). Foreign exchange losses for the six months ended July 3, 2004 were $222. Although CCI's Canadian GAAP historical financial statements reflected hedge accounting through the use of derivatives, CCI did not meet the hedge accounting requirements under US GAAP and therefore marked to market all of its open derivative positions in each of the periods presented in the pro forma financial information. Tootsie Roll management has determined that they will consider the functional currency of CCI to be the US dollar which is different from the assumptions used in the presentation of the historical financial statements and therefore Tootsie Roll does not consider the CCI foreign exchange gains to be indicative of future results.

(g) Income taxes were provided at 35%, the statutory rate, net of the effect of the adjustment to tax free interest income relating to the sale of marketable securities.

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

Exhibit 2.1 Purchase Agreement dated August 11, 2004 among the Company, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 2.2 First Amendment to Purchase Agreement dated August 27, 2004 among the Company, certain of the Company's affiliates, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 10.1 Loan Agreement dated August 27, 2004 between the Company and Bank of America, N.A. *

Exhibit 99.1 The unaudited financial statements of Concord and its affiliates for the period ended June 27, 2004, and the audited financial statements for the year ended December 31, 2003 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

* Previously filed